UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
On April 8, 2025, First Interstate BancSystem, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) a definitive Proxy Statement under cover of Schedule 14A (the “Proxy Statement”) and made it available to its shareholders in connection with the Company’s upcoming 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting continues to be scheduled for May 20, 2025 at 4:00 p.m. Mountain Time at the First Interstate Great West Center, 1800 Sixth Avenue North, Billings, Montana 59101. These supplemental definitive additional proxy materials are being filed with the Commission on or about May 16, 2025, to provide additional information regarding transactions and arrangements inadvertently omitted from the Proxy Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.
SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2025
The information under the caption “Related Party Transactions” beginning on page 89 of the Proxy Statement is hereby amended to include the additional disclosures below:
Prior to his retirement in 2025, during the fiscal year ended December 31, 2024, James R. Scott, Jr., a former Vice President, Commercial Group Manager, for the Bank and a member of the Scott Family FIBK Shareholder Group (as further described in the beneficial ownership table included in the Proxy Statement) and also the son of James R. Scott, who is a Class III director and whose previously announced retirement from the Board becomes effective on the date of the Annual Meeting, received approximately $220,000 of total compensation from the Bank, composed of approximately $173,000 in base salary and $47,000 in other compensation.
During the fiscal year ended December 31, 2024, Charles Heyneman, who is employed by the Bank as an Enterprise Business Architect and is the brother of John M. Heyneman, Jr., who is a Class III director, received approximately $154,000 of total compensation from the Bank, composed of approximately $127,000 in base salary and $27,000 in other compensation. In the current fiscal year, Mr. C. Heyneman is expected to receive compensation in an aggregate amount of more than $120,000 as an employee of the Bank.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS DOCUMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES
If you have already returned your proxy card for the Annual Meeting and do not want to change your vote, you do not have to do anything, and your proxy will be voted at the Annual Meeting in accordance with your instructions. If you have not already voted, or if you want to change your vote, you are urged to do so as soon as possible over the Internet or otherwise as instructed in the notice and other proxy materials that have been previously made available to you or, if you have already received paper copies of the proxy materials by mail, by following the instructions on your proxy card.
__________________
Thank you for your continued support of and interest in First Interstate BancSystem, Inc.
By order of the Board of Directors,

Kirk D. Jensen
Corporate Secretary

Billings, Montana
May 16, 2025